EXHIBIT 99.1

HEICO Corporation Reports Record Net Sales, Operating Income and Net Income for the Full Year and Fourth Quarter of Fiscal 2016; Targets Continued Growth in Fiscal 2017

Full Year and Fourth Quarter of Fiscal 2016 Net Income up 17% and 16% on Net Sales Increases of 16% and 11% and Operating Income Increases of 16% and 10%

HOLLYWOOD, Fla. and MIAMI, Dec. 13, 2016 (GLOBE NEWSWIRE) -- HEICO CORPORATION (NYSE:HEI.A) (NYSE:HEI) today reported that net income increased 17% to a record $156.2 million, or $2.29 per diluted share, in the fiscal year ended October 31, 2016, up from $133.4 million, or $1.97 per diluted share, in the fiscal year ended October 31, 2015.  Net income increased 16% to a record $44.3 million, or 65 cents per diluted share, in the fourth quarter of fiscal 2016, up from $38.3 million, or 56 cents per diluted share, in the fourth quarter of fiscal 2015.

Net sales increased 16% to a record $1,376.3 million in the fiscal year ended October 31, 2016, up from $1,188.6 million in the fiscal year ended October 31, 2015.  Net sales increased 11% to a record $363.3 million in the fourth quarter of fiscal 2016, up from $328.7 million in the fourth quarter of fiscal 2015.

Operating income increased 16% to a record $265.3 million in the fiscal year ended October 31, 2016, up from $229.7 million in the fiscal year ended October 31, 2015 and increased 10% to a record $76.1 million in the fourth quarter of fiscal 2016, up from $69.0 million in the fourth quarter of fiscal 2015.

The Company's consolidated operating margin was 19.3% in both the fiscal year ended October 31, 2016 and 2015.  The Company's consolidated operating margin was 20.9% and 21.0% in the fourth quarter of fiscal 2016 and 2015, respectively.

Consolidated Results

Laurans A. Mendelson, HEICO’s Chairman and CEO, commented on the Company's full fiscal year and fourth quarter results stating, "Our record full year and fourth quarter of fiscal 2016 results in consolidated net sales, operating income and net income reflect the impact of our profitable fiscal 2016 and 2015 acquisitions, as well as continued increased demand for the majority of HEICO's products.

Cash flow provided by operating activities was very strong, increasing 44% to a record $249.2 million in the fiscal year ended October 31, 2016, representing 160% of net income, as compared to $172.9 million in the fiscal year ended October 31, 2015.

Our net debt to shareholders' equity ratio was 39.6% as of October 31, 2016, with net debt (total debt less cash and cash equivalents) of $415.3 million principally incurred to fund acquisitions in fiscal 2016 and 2015.  We have no significant debt maturities until fiscal 2019 and plan to utilize our financial flexibility to aggressively pursue high quality acquisition opportunities to accelerate growth and maximize shareholder returns.

Based on our continued strong cash flows from operations, the Board of Directors declared a 13% increase in our regular semi-annual cash dividend to 9 cents per share payable on January 18, 2017.  By declaring and raising the semi-annual cash dividend, our Board of Directors' goal is to confirm its confidence in HEICO's consistent growth strategies and to continue to reward our shareholders, while retaining sufficient capital to fund our internal growth objectives and acquisition strategies.  Additionally, given the strength in HEICO’s share prices and the Company’s history of stock splits and dividends, the Board of Directors intends to consider a stock split or stock dividend at its next regular meeting on March 17, 2017.  Historically, we have declared 14 stock splits or stock dividends since 1995.

Considering the impact of cash dividends, prior stock splits and stock dividends, one share of HEI worth $8.38 in 1990 has become worth on a combined basis approximately $1,417, representing an increase of approximately 169 times the 1990 value and a compound annual growth rate of approximately 22%.

As we look ahead to fiscal 2017, we anticipate net sales growth within the Flight Support Group's commercial aviation and defense product lines.  We also expect growth within the Electronic Technologies Group, principally driven by demand for the majority of our products.  During fiscal 2017, we will continue our commitments to developing new products and services, further market penetration, and an aggressive acquisition strategy while maintaining our financial strength and flexibility.

Based on our current economic visibility, we are estimating 5% - 7% growth in full year net sales and 7% - 10% growth in full year net income over fiscal 2016 levels.  In addition, we anticipate our fiscal year 2017 consolidated operating margin to approximate 19% - 20%, depreciation and amortization expense of approximately $63 million, capital expenditures to approximate $38 million and cash flow from operations to approximate $255 million.  These estimates exclude additional acquired businesses, if any."

Flight Support Group

Eric A. Mendelson, HEICO's Co-President and President of HEICO's Flight Support Group, commented on the Flight Support Group's fourth quarter and full fiscal year results stating, "The Flight Support Group's record fourth quarter and full fiscal year results are highlighted by record net sales and operating income, principally reflecting the impact from our fiscal 2015 acquisitions and continued stable growth and demand within our aftermarket replacement parts and specialty products product lines.  The Flight Support Group's net sales increased 5% to a record $228.5 million in the fourth quarter of fiscal 2016, up from $218.3 million in the fourth quarter of fiscal 2015.  The Flight Support Group's net sales increased 8% to a record $875.9 million in the fiscal year ended October 31, 2016, up from $809.7 million in the fiscal year ended October 31, 2015.  The increase in the fourth quarter and fiscal year ended October 31, 2016 reflects net sales contributed by our fiscal 2015 acquisitions as well as organic growth of 4% and 3%, respectively.  The organic growth in the fourth quarter and fiscal year ended October 31, 2016 is principally attributed to increased demand and new product offerings within our aftermarket replacement parts and specialty products product lines.

The net sales increase in the fourth quarter and fiscal year ended October 31, 2016 was partially offset by lower organic net sales from our repair and overhaul parts and services product line, principally resulting from the mix of products repaired, which required less extensive repair and overhaul services, as well as softer demand from our South American market.  The Flight Support Group experienced organic revenue growth of 6% in both the fourth quarter and fiscal year ended October 31, 2016, excluding our repair and overhaul parts and services product line.

The Flight Support Group's operating income increased 6% to a record $44.7 million in the fourth quarter of fiscal 2016, up from $42.3 million in the fourth quarter of fiscal 2015.  The increase principally reflects the previously mentioned net sales growth.

The Flight Support Group's operating margin improved to 19.6% in the fourth quarter of fiscal 2016, up from 19.4% in the fourth quarter of fiscal 2015.  The increase principally reflects a decrease in certain selling, general and administrative expenses as a percentage of net sales, partially offset by a gross profit margin impact mainly from the previously mentioned decrease in net sales within our repair and overhaul services product line.

The Flight Support Group's operating income increased 9% to a record $163.4 million in the fiscal year ended October 31, 2016, up from $149.8 million in the fiscal year ended October 31, 2015.  The increase principally reflects the previously mentioned net sales growth and a gross profit margin impact mainly from favorable net sales volumes and product mix within our aftermarket replacement parts and specialty products product lines.  These increases were partially offset by higher performance-based compensation expense, changes in the estimated fair value of accrued contingent consideration associated with a prior year acquisition and an increase in intangible assets amortization expense.

The Flight Support Group's operating margin improved to 18.7% in the fiscal year ended October 31, 2016, up from 18.5% in the fiscal year ended October 31, 2015.  The increase principally reflects the previously mentioned gross profit margin impact partially offset by higher performance-based compensation expense, changes in the estimated fair value of accrued contingent consideration associated with a prior year acquisition and an increase in intangible assets amortization expense.

With respect to fiscal 2017, we are estimating mid-single digit growth in the Flight Support Group's net sales over fiscal 2016 levels and the full year Flight Support Group operating margin to approximate 19.0% - 19.5%.  These estimates exclude additional acquired businesses, if any."

Electronic Technologies Group

Victor H. Mendelson, HEICO's Co-President and President of HEICO’s Electronic Technologies Group, commented on the Electronic Technologies Group's fourth quarter and full fiscal year results stating, "The Electronic Technologies Group's fourth quarter and full fiscal year results are highlighted by record net sales and operating income, principally reflecting the impact from our profitable fiscal 2016 and 2015 acquisitions as well as increased customer demand for certain products.

The Electronic Technologies Group's net sales increased 22% to a record $138.3 million in the fourth quarter of fiscal 2016, up from $113.5 million in the fourth quarter of fiscal 2015.  The Electronic Technologies Group's net sales increased 31% to a record $511.3 million in the fiscal year ended October 31, 2016, up from $391.0 million in the fiscal year ended October 31, 2015.  The increase in the fourth quarter and fiscal year ended October 31, 2016 mainly reflects the net sales contributed by our fiscal 2016 and 2015 acquisitions.  Further, the increase in net sales in the fiscal year ended October 31, 2016 reflects organic growth of 4%, mainly resulting from higher net sales of certain space and medical products.  Additionally, our record fiscal 2016 fourth quarter results were moderated by a decrease in demand for certain defense products.

The Electronic Technologies Group's operating income increased 12% to a record $36.8 million in the fourth quarter of fiscal 2016, up from $32.8 million in the fourth quarter of fiscal 2015.  The increase principally reflects the previously mentioned net sales growth partially offset by a gross profit margin impact mainly driven by a less favorable product mix for certain space products and an increase in intangible assets amortization expense.

The Electronic Technologies Group’s operating margin was 26.6% and 28.9% in the fourth quarter of fiscal 2016 and 2015, respectively.  The decrease principally reflects the previously mentioned decrease in gross profit margin and the increase in intangible assets amortization expense.

The Electronic Technologies Group's operating income increased 28% to a record $126.0 million in the fiscal year ended October 31, 2016, up from $98.8 million in the fiscal year ended October 31, 2015.  The increase principally reflects the previously mentioned net sales growth, partially offset by an increase in intangible assets amortization expense.

The Electronic Technologies Group’s operating margin was 24.7% and 25.3% in the fiscal year ended October 31, 2016 and 2015, respectively.  The decrease principally reflects the previously mentioned increase in intangible assets amortization expense.

With respect to fiscal 2017, we are estimating mid to high-single digit growth in the Electronic Technologies Group's net sales over fiscal 2016 levels, and the full year Electronic Technologies Group's operating margin to approximate 24%.  These estimates exclude additional acquired businesses, if any."

(NOTE:  HEICO has two classes of common stock traded on the NYSE.  Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects.  The only difference between the share classes is the voting rights.  The Class A Common Stock (HEI.A) has 1/10 vote per share and the Common Stock (HEI) has one vote per share.)

There are currently approximately 40.3 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 27.0 million shares of HEICO's Common Stock (HEI) outstanding.  The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI.  However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on Wednesday, December 14, 2016 at 9:00 a.m. Eastern Standard Time to discuss its fourth quarter and fiscal year results.  Individuals wishing to participate in the conference call should dial:  U.S. and Canada (877) 586-4323, International (706) 679-0934, wait for the conference operator and provide the operator with the Conference ID 21020742.  A digital replay will be available two hours after the completion of the conference for 14 days.  To access, dial:  (404) 537-3406, and enter the Conference ID 21020742.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group.  HEICO's customers include a majority of the world's airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers.  For more information about HEICO, please visit our website at http://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies.  HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including: lower demand for commercial air travel or airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development costs and delay sales; our ability to make acquisitions and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; economic conditions within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues; and defense budget cuts, which could reduce our defense-related revenue.  There can be no assurance that a stock split or stock dividend will be declared.  Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended October 31,
	2016	2015
Net sales	$363,299	$328,672
Cost of sales	227,615	201,876
Selling, general and administrative expenses	59,608	57,844
Operating income	76,076	68,952
Interest expense	(2,078)	(1,280)
Other expense	(177)	(441)
Income before income taxes and noncontrolling interests	73,821	67,231
Income tax expense	24,300	23,200
Net income from consolidated operations	49,521	44,031
Less: Net income attributable to noncontrolling interests	5,259	5,781
Net income attributable to HEICO	$44,262	$38,250

Net income per share attributable to HEICO shareholders:
Basic	$.66	$.57
Diluted	$.65	$.56

Weighted average number of common shares outstanding:
Basic	67,257	66,840
Diluted	68,435	67,875

	Three Months Ended October 31,
	2016	2015
Operating segment information:
Net sales:
Flight Support Group	$228,451	$218,269
Electronic Technologies Group	138,339	113,543
Intersegment sales	(3,491)	(3,140)
	$363,299	$328,672

Operating income:
Flight Support Group	$44,670	$42,300
Electronic Technologies Group	36,751	32,837
Other, primarily corporate	(5,345)	(6,185)
	$76,076	$68,952

HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Fiscal Year Ended October 31,
	2016		2015
Net sales	$1,376,258		$1,188,648
Cost of sales	860,766		754,469
Selling, general and administrative expenses	250,147		204,523
Operating income	265,345	(a)	229,656
Interest expense	(8,272)		(4,626)
Other expense	(23)		(66)
Income before income taxes and noncontrolling interests	257,050		224,964
Income tax expense	80,900		71,400
Net income from consolidated operations	176,150		153,564
Less: Net income attributable to noncontrolling interests	19,958		20,200
Net income attributable to HEICO	$156,192	(a)	$133,364

Net income per share attributable to HEICO shareholders:
Basic	$2.33	(a)	$2.00
Diluted	$2.29	(a)	$1.97

Weighted average number of common shares outstanding:
Basic	67,045		66,740
Diluted	68,170		67,811

	Fiscal Year Ended October 31,
	2016		2015
Operating segment information:
Net sales:
Flight Support Group	$875,870		$809,700
Electronic Technologies Group	511,272		390,982
Intersegment sales	(10,884)		(12,034)
	$1,376,258		$1,188,648

Operating income:
Flight Support Group	$163,427		$149,798
Electronic Technologies Group	126,031		98,833
Other, primarily corporate	(24,113)		(18,975)
	$265,345		$229,656

HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a) During the first quarter of fiscal 2016, the Company incurred $3.1 million of acquisition costs in connection with a fiscal 2016 acquisition.  These are one-time nonrecurring costs.  These expenses, net of tax, decreased net income attributable to HEICO by $2.0 million, or $.03 per basic and diluted share.

HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	October 31, 2016	October 31, 2015
Cash and cash equivalents	$42,955	$33,603
Accounts receivable, net	202,227	181,593
Inventories, net	286,302	243,517
Prepaid expenses and other current assets	52,737	44,899
Total current assets	584,221	503,612
Property, plant and equipment, net	121,611	105,670
Goodwill	865,717	766,639
Intangible assets, net	366,863	272,593
Other assets	101,063	87,873
Total assets	$2,039,475	$1,736,387

Current maturities of long-term debt	$411	$357
Other current liabilities	214,010	168,030
Total current liabilities	214,421	168,387
Long-term debt, net of current maturities	457,814	367,241
Deferred income taxes	105,962	110,588
Other long-term liabilities	114,061	105,618
Total liabilities	892,258	751,834
Redeemable noncontrolling interests	99,512	91,282
Shareholders’ equity	1,047,705	893,271
Total liabilities and equity	$2,039,475	$1,736,387

HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Fiscal Year Ended October 31,
	2016	2015
Operating Activities:
Net income from consolidated operations	$176,150	$153,564
Depreciation and amortization	60,277	47,907
Employer contributions to HEICO Savings and Investment Plan	7,020	6,125
Share-based compensation expense	6,434	6,048
Increase in accrued contingent consideration, net	3,063	293
Foreign currency transaction adjustments, net	13	(3,704)
Deferred income tax benefit	(9,194)	(7,080)
Tax benefit from stock option exercises	868	1,402
Excess tax benefit from stock option exercises	(881)	(1,402)
Payment of contingent consideration	(631)	—
Increase in accounts receivable	(15,955)	(22,572)
Increase in inventories	(14,421)	(10,187)
Increase in current liabilities	40,796	2,659
Other	(4,355)	(190)
Net cash provided by operating activities	249,184	172,863

Investing Activities:
Acquisitions, net of cash acquired	(263,811)	(166,784)
Capital expenditures	(30,863)	(18,249)
Other	(2,942)	(973)
Net cash used in investing activities	(297,616)	(186,006)

Financing Activities:
Borrowings on revolving credit facility, net	90,000	41,696
Distributions to noncontrolling interests	(19,017)	(9,699)
Cash dividends paid	(10,724)	(9,343)
Payment of contingent consideration	(6,329)	—
Acquisitions of noncontrolling interests	(3,599)	—
Proceeds from stock option exercises	5,924	3,673
Excess tax benefit from stock option exercises	881	1,402
Other	(364)	(393)
Net cash provided by financing activities	56,772	27,336

Effect of exchange rate changes on cash	1,012	(819)

Net increase in cash and cash equivalents	9,352	13,374
Cash and cash equivalents at beginning of year	33,603	20,229
Cash and cash equivalents at end of year	$42,955	$33,603

Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570